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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to incorporation by reference of this Registration Statement on Form N-2 of our report dated February 19, 2002, relating to the financial statements of Cohen & Steers Quality Income Realty Fund, Inc. as of February 15, 2002, which are incorporated by reference in such Registration Statement. We also consent to the references to us under the headings "Independent Auditors" and "Experts" in the Prospectus and Statement of Additional Information incorporated by reference in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
March 28, 2002